CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated December 12, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to the Board of Trustees and Shareholders of 1838 Investment Advisors Funds (consisting of 1838 International Equity Fund, 1838 Fixed Income Fund and 1838 Large Cap Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 6, 2004

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of 1838 Investment Advisors Funds and to the use of our report dated November 26, 2003 on the 2003 financial statements and financial highlights of the 1838 International Equity Fund and 1838 Fixed Income Fund. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.

                                             TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
MAY 7, 2004